Exhibit (o)(iii) under Form N-1A
                                            Exhibit 24 under Item 601/Reg. S-K

                             FEDERATED MDT SERIES
                        UNANIMOUS CONSENT OF TRUSTEES

      The undersigned, being all of the Trustees of Federated MDT Series (the "Trust"), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts and Article V of the Declaration of Trust, and Article V,
Section 7 of the Bylaws of the Trust, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:


      RESOLVED,    that the following persons are hereby elected to
                   serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the
                   Trust:
                   Secretary:  John W. McGonigle
                   Assistant Secretaries:  G. Andrew Bonnewell
                                     Andrew P.Cross
                                     Leslie K. Ross
                                     Todd P. Zerega
      WITNESS the due execution hereof this 24th day of May, 2006.

/s/J. Christopher Donahue____________
         J. Christopher Donahue

/s/Peter J. Germain__________________
-------------------
            Peter J. Germain

/s/John W. McGonigle__________________
--------------------
            John W. McGonigle